UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): October 12, 2009

ProElite, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (310) 526-8700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective October 12, 2009, ProElite, Inc. (the “Company”) entered into a Strategic Investment Agreement with Stratus Media Group, Inc. (“SMGI”) pursuant to which the Company agreed to sell to SMGI, and SMGI agreed to purchase from the Company, shares of the Company’s Series A Preferred Stock (the “Preferred Shares”).  The Preferred Shares are convertible into the Common Stock of the Company.  The amount of shares of Common Stock issuable upon conversion on a cumulative basis is equal to 95% of the sum of (a) the issued and outstanding shares of the Company as of the closing plus (b) any shares of the Company’s Common Stock issued after the closing upon exercise or conversion of any derivative securities of the Company outstanding as of the closing, subject to any adjustment for stock splits, stock dividends, recapitalizations etc. and, in all cases, after giving effect to the shares issuable upon conversion of the Preferred Shares.  The purchase price of the Preferred Shares is $2,000,000 which will be used by the Company for payment of outstanding liabilities, general working capital and other corporate purposes and repayment of all amounts due under a note of the Company with respect to advances made to the Company by SMGI of $100,000.  Closing of the purchase of the Preferred Shares is subject to certain conditions including confirmation reasonable satisfactory to SMGI that the financial records of the Company are such that they will enable the Company to become current in its filings with the Securities and Exchange Commission without undue expense and that SMGI will be able to timely file by amendment the Company’s financial statements as required under Form 8-K.  Upon closing, all of the current directors of the Company will resign and the board of directors of the Company will consist of two designees of SMGI and one designee of the Company.  Paul Feller, SMGI’s Chief Executive Officer, will become the Company’s Chief Executive Officer.  Certain present and former key of the Company executives will continue with the Company.

After the closing, the Company’s common stock is expected to remain registered under the Securities Exchange Act of 1934.

ITEM 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.01	Strategic Investment Agreement, dated as of October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: October 22, 2009	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Strategic Investment Agreement, dated as of October 9, 2009